Exhibit k.7

AMENDMENT NO. 3 TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 dated as of June 11, 2019 (this “Amendment”), is entered into by and among TORTOISE MIDSTREAM ENERGY FUND, INC., a Maryland corporation, (f/k/a TORTOISE MLP FUND, INC.), as the Borrower (the “Borrower”) each Lender party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”).

Recitals

A.         The Borrower, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of June 15, 2015 as amended by that Amendment No. 1 dated June 12, 2017 and as amended by that Amended No. 2 dated September 4, 2018 (as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).

B.           On January 7, 2019, the Borrower changed its name from Tortoise MLP Fund, Inc. to Tortoise Midstream Energy Fund, Inc.

C.           The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement, including an amendment to reflect Borrower’s name change.

D.           The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments.

2.1          The Credit Agreement is hereby amended by replacing all references to “Tortoise MLP Fund, Inc.” with “Tortoise Midstream Energy Fund, Inc.”

2.2          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term of “Applicable Rate” in its entirety to read as follows:

““Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Percentage Utilization), it being understood that the Applicable Rate for (a) any Loans, will be the percentage set forth under the column “Loans”, and (b) the Commitment Fee, will be the percentage set forth under the column “Commitment Fee”:

Applicable Rate

Level	Percentage Utilization	Loans	Commitment Fee

1	< 50.00%	1.10%	0.25%
2	> 50.00% but < 70.00%	1.10%	0.15%
3	> 70.00%	1.10%	0.00%

The initial Applicable Rate shall be set forth at Level 2 until the next change in Percentage Utilization, as determined by the Administrative Agent.  Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.”

2.3         Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term of “Maturity Date” in its entirety to read as follows:

“Maturity Date” means June 12, 2021, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

2.4         Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order to read in their entirety as follows:

““BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

2.5          Article 10 of the Credit Agreement is hereby amended by adding a new Section 10.21 to read in its entirety as follows:

 “10.21Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

SECTION 3.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Lenders and Administrative Agent that:  (a) immediately after giving effect to this Amendment, no Default or Event of Default exists, (b) after giving effect to this Amendment, the representations and warranties in the Agreement are true in all material respects (or in all respects as to any representation or warranty which, by its terms, is qualified as to materiality) as of the date of this Amendment as if made on the date of this Amendment (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true in all material respects (or in all respects as to any representation or warranty which, by its terms, is qualified as to materiality) as of such earlier date), (c) the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (d) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects and (e) as of the date of this Amendment and throughout the term of the Credit Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

SECTION 4.  Expenses.  The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 5.  Reaffirmation.  The Borrower (a) affirms all of its obligations under the Loan Documents and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Borrower’s obligations under the Loan Documents.

SECTION 6.  Conditions.  The effectiveness of this Amendment is conditioned upon the Administrative Agent receipt of the following items, in form and substance reasonably acceptable to the Administrative Agent:

6.1          A fully executed counterpart of this Amendment from the Borrower and any guarantor and/or collateral pledgor.

6.2          The delivery of an officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment, (ii) incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 3 to this Amendment.

6.3          The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent.

6.4          KYC Information.

(a)         Upon the request of the Lenders or Administrative Agent, the Borrower shall have provided to the Lender or Administrative Agent, and the Lender or Administrative Agent shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(b)         If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Lenders and Administrative Agent if so requested.

6.5          Payment by the Borrower to the Administrative Agent (i) for the account of the Lenders on a pro rata basis in accordance with their respective Commitments an upfront fee equal to 10 basis points of the aggregate Commitments, and (ii) of all other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including any fees required to be paid under Section 5 of this Amendment.

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

6.6          Receipt of all other documents and legal matters in connection with the transactions contemplated by this Amendment, reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 7.  Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect.

SECTION 8.  Counterparts.  This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.

SECTION 9.  Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

9.1        THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

9.2         The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 10.  General Release.  In consideration of the Lenders’ and Administrative Agent’s willingness to enter into this Amendment, the Borrower hereby releases and forever discharges the Lenders and Administrative Agent and the Lenders’ and Administrative Agent’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (collectively, the “Bank Group”), from any and all presently existing claims, demands, damages,  liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any of the Bank Group arising out of facts or events in any way related to the Loan Documents and/or the loan transactions evidenced thereby and which have occurred on or prior to the date hereof.

SECTION 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

SECTION 12.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.  Further Assurances.  The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 14.  Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MIDSTREAM ENERGY FUND, INC.

By:	/s/ P. Bradley Adams
Name: P. Bradley Adams
Title: Chief Executive Officer

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alok Jain
Name: Alok Jain
Title: Senior Vice President

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Kevin Chan
Name: Kevin Chan
Title: Director

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lucas Bross
Name: Lucas Bross
Title: Assistant Vice President

Tortoise Midstream Energy Fund- Amendment No. 3 to Amended and Restated Credit Agreement